Matinas BioPharma Announces Pricing of Public Offering of Common Stock

BEDMINSTER, N.J., March 15, 2019 (BUSINESS WIRE) Matinas BioPharma Holdings, Inc. (“Matinas BioPharma” or the “Company”) — (NYSE AMER:MTNB), a clinical-stage biopharmaceutical company, today announced the pricing of its underwritten registered public offering of 27,272,727 shares of its common stock, offered at a price to the public of $1.10 per share for expected gross proceeds of $30.0 million, before deducting underwriting discounts and commissions and other estimated offering expenses. In addition, Matinas BioPharma has granted the underwriters a 30-day option to purchase up to an additional 4,090,909 shares of its common stock on the same terms and conditions. All of the shares in the offering are being sold by Matinas BioPharma. The offering is expected to close on or about March 19, 2019, subject to customary closing conditions.

BTIG, LLC is acting as sole book-running manager for the offering.

Matinas BioPharma anticipates using the net proceeds from the offering primarily for ongoing development activities for its product candidates, namely MAT9001, and its lipid nano-crystal (“LNC”) platform delivery technology and for working capital and other general corporate purposes.

A shelf registration statement on Form S-3 relating to the public offering of the shares of common stock described above was declared effective by the Securities and Exchange Commission (the “SEC”) on April 12, 2017. A prospectus supplement and accompanying base prospectus relating to and describing the terms of the offering has been filed with the SEC and is available on the SEC’s website at www.sec.gov. An electronic copy of the final prospectus supplement and accompanying base prospectus relating to the offering, when filed, will be available on the SEC’s website at www.sec.gov and may also be obtained by contacting BTIG, LLC, at 825 Third Avenue, 6th Floor, New York, NY, 10022, or by telephone at (212) 593-7555 or by e-mail at equitycapitalmarkets@btig.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Matinas BioPharma

Matinas BioPharma is a clinical-stage biopharmaceutical company focused on creating value through the streamlined development of MAT9001 for the treatment of cardiovascular and metabolic conditions and the application of its LNC platform technology to solve complex challenges relating to the safe and effective delivery of small molecules, gene therapies, proteins, peptides and vaccines.

Forward Looking Statements: This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the completion, timing and size of its public offering and the anticipated use of proceeds. All statements other than statements of historical fact are statements that could be forward-looking statements. Forward-looking statements include words such as “expects,” “anticipates,” “intends,” “plans,” “could,” “believes,” “estimates” and similar expressions. These statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from any future results expressed or implied by the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, our ability to obtain additional capital to meet our liquidity needs on acceptable terms, or at all, including the additional capital which will be necessary to complete the clinical trials of our product candidates; our ability to successfully complete research and further development and commercialization of our product candidates; the uncertainties inherent in clinical testing; the timing, cost and uncertainty of obtaining regulatory approvals; our ability to protect the Company’s intellectual property; the loss of any executive officers or key personnel or consultants; competition; changes in the regulatory landscape or the imposition of regulations that affect the Company’s products; and the other factors listed under “Risk Factors” in our filings with the SEC, including Forms 10-K, 10-Q and 8-K. Investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this release. Except as may be required by law, the Company does not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Investor and Media Contact

Jenene Thomas

Jenene Thomas Communications, LLC

Phone: +1 (833) 475-8247

Email: mtnb@jtcir.com

Source: Matinas BioPharma Holdings, Inc.